UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2019

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of Marrone Bio Innovations, Inc. (the “Company,” “we” or “our”) was held on May 30, 2019. The disclosure set forth in Item 5.07(i) regarding the election of each of George H. Kerckhove and Zachary S. Wochok, Ph.D. to serve as a Class III director and in Item 5.07(iv) regarding the adoption of the 2019 Employee Stock Purchase Plan is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 30, 2019, we held our 2019 Annual Meeting in Davis, California. Of the 110,714,403 shares of common stock outstanding and entitled to vote at the 2019 Annual Meeting, 97,018,566 shares were present at the 2019 Annual Meeting either in person or by proxy, constituting a quorum of 87.62%. Our stockholders considered and voted on the following proposals at the 2019 Annual Meeting:

(i) Our stockholders elected each of George H. Kerckhove and Zachary S. Wochok, Ph.D. to serve as Class III directors of the Company’s Board of Directors for the ensuing three years and until their respective successors are elected.

The results of the voting were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
George H. Kerckhove	76,488,489	295,270	20,234,807
Zachary S. Wochok, Ph. D.	72,199,725	4,584,034	20,234,807

(ii) Our stockholders duly approved the compensation of the Company’s named executive officers.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
72,833,893	2,866,216	1,083,650	20,234,807

(iii) Our stockholders voted, on a non-binding advisory basis, to recommend that a future advisory vote on the compensation paid to the Company’s named executive officers be held every three years. In response to the voting results and other factors, the Company’s Board of Directors determined at a meeting held on May 30, 2019 that the Company will hold an advisory vote on named executive officer compensation every three years until the next stockholder advisory vote on the frequency of advisory vote.

The results of the voting were as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
13,794,949	782,834	62,184,765	21,211

(iv) Our stockholders approved the adoption of the 2019 Employee Stock Purchase Plan (the “ESPP”), which had previously been approved by the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, subject to stockholder approval. The ESPP became effective on June 1, 2019.

The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its participating parents and subsidiaries, if any, with the opportunity to purchase common stock at a discount from the then current market price through accumulated payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under the ESPP, eligible employees may authorize payroll deductions of up to 15% of eligible compensation for the purchase of common stock during each offering period, as described in the ESPP. A total of 1,000,000 shares of common stock is authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

The foregoing description of the ESPP is only a summary and is qualified in its entirety by reference by the full text of the ESPP, which is attached as Appendix A to the Company’s Definitive Proxy Statement for the 2019 Annual Meeting, and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
67,148,670	9,413,875	221,214	20,234,807

(v) Our stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The results of the voting were as follows:

FOR	AGAINST	ABSTAIN
96,564,684	323,448	130,434

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Marrone Bio Innovations, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement for the 2019 Annual Meeting filed by the Company on April 30, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: June 3, 2019	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary